Exhibit 10.8
DATABASE AGREEMENT
     This Database Agreement (“Agreement”) is made as of the 1st day of October, 2005 (the “Effective Date”) by and between WebMD, Inc., 111 Eighth Avenue, New York, NY 10011 (“WebMD”) and Emdeon Corporation, 669 River Drive, Elmwood Park, New Jersey (“Customer”), collectively the “Parties”, or each individually a “Party”.
     WHEREAS, WebMD owns and operates The Little Blue Book Physician Masterfile physician database, more specifically described in Schedule A, attached hereto (the “Database”);
     WHEREAS, Customer is interested in licensing a portion of the Database from WebMD and WebMD is willing to provide a license to Customer.
     NOW THEREFORE, in consideration of the foregoing premises and the agreements and covenants herein set forth and for good and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:
1.0 Grant of Rights.
1.1 Customer is granted a worldwide, royalty free right with no right to sublicense to use the Database only as a resource in locating and communicating with physicians for its internal business purposes (the “License”), subject to the terms and conditions of the Agreement.
1.2 The Database is Licensed for a term of twelve (12) months from Effective Date of this Agreement. Use thereafter is in violation of this Agreement, and is subject to additional costs and penalties.
1.3 The Database shall not be used other than according to the terms and conditions expressly specified in this Agreement or for any unlawful or prohibited advertising or telemarketing.
1.4 Customer acknowledges and agrees that this is a license agreement and not an agreement for sale. As such, WebMD assigns no copyrights. As between the parties, all rights, title and interest in and to the Database, and all worldwide intellectual property rights that are embodied in, related to, or represented by the Database are, and at all times will be, the sole and exclusive property of WebMD. All rights not expressly granted in this Agreement are reserved to WebMD.
1.5 Customer may selectively make, or have made, paper copies of complete items and parts of items within the Database, and may use, modify and distribute these copies for Customer’s internal business use purposes as otherwise permitted by this Agreement. Customer may incorporate portions of the Database in summaries, reports, presentations and analyses and disclose such to its employees, independent contractors and consultants solely for Customer’s internal use in the normal course of its business. Disclosures and usage of the Database or any portion thereof shall be subject to all of the terms and conditions of this Agreement, and Customer shall be fully responsible for ensuring that its employees, independent contractors and consultants comply with the terms and conditions of this Agreement and further that any use of the Database or disclosures hereunder shall be limited to persons who are bound by written confidentiality obligations not less strict than set out in this Agreement.

1.6 Customer or its employees or associates will not resell or give the Database or any part thereof to any third party.
1.7 Customer will not post the Database or any part thereof on any publicly accessible Internet. Customer may make the Database electronically accessible internally where access is limited to use of the Database solely in connection with Customer’s internal business purposes and as permitted in this Agreement. Customer may selectively download information from the Database, to computer memory, disks or other electronic media, or to laser or magnetic media and may use, modify and distribute these copies for Customer’s internal use and as permitted by this Agreement and so long as appropriate payments have been paid to WebMD.
1.8 Customer may not include the Database or any part thereof in any software program, including but not limited to a physician practice management program.
1.8 Customer acknowledges the Database and all parts thereof and all information provided to Customer are confidential to WebMD and the Database and information supplied by WebMD will be maintained in confidence in reasonably the same manner in which Customer protects like information with the exceptions of any information which (a) is already known to the public or becomes publicly available through no fault of Customer, (b) is supplied by WebMD to another party on a non-confidential basis, (c) is obtained by Customer from a third party under no obligation not to disclose same, (d) is independently developed by Customer without reference to any information of WebMD, or (f) is necessary to comply with applicable federal or state laws, orders or regulations.
2.0 Payment
2.1 Payment of the fees for the Database as set forth in Schedule A shall be made to WebMD within thirty (30) days after Customer’s receipt of an invoice from WebMD.
2.2 If Customer fails to timely pay any amount due to WebMD, WebMD may charge a late fee on outstanding amounts until paid in full at the rate of the lesser of: (i) one and one-half percent (1.5%) per month, or (ii) the highest interest rate permitted by law.
3.0 Warranty
3.1 WebMD represents and warrants that the Database will substantially conform in all material respects to the current documentation provided by WebMD in connection with the Database when used in accordance with the technical requirements specified by WebMD. In the event that the Database fails to perform in accordance with this warranty, Customer shall promptly inform WebMD of such fact, and, as Customer’s sole and exclusive remedy, WebMD shall either (a) repair or replace the Database to correct any defects in performance without any additional charge to Customer, or (b) in the event that such repair or replacement cannot be done within a reasonable time and at a reasonable cost, terminate the Agreement and provide Customer, as Customer’s sole remedy, with a pro rata refund of the unused, prepaid license fees paid to WebMD hereunder with respect to such calendar year.
3.2 EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3.1 OF THIS AGREEMENT, WEBMD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED: (A) REGARDING THE USEFULNESS, ACCURACY, COMPLETENESS, FEASIBILITY, RELIABILITY OR EFFECTIVENESS OF THE DATABASE; OR (B) THAT DEFECTS IN THE DATABASE HAVE BEEN OR WILL BE CORRECTED. WITHOUT LIMITING THE FOREGOING, WEBMD HEREBY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

3.3 Customer acknowledges that WebMD does not guarantee the accuracy, timeliness or completeness of the information obtained from the Database, or warrant any results from using the Database. WebMD is under no obligation to update the Database or any portion thereof.
4.0 Limitation of Liability.
4.1 WEBMD’S AGGREGATE LIABILITY FOR ALL DAMAGES, LOSSES AND CAUSES OF ACTION IN ANY WAY RELATED TO THIS AGREEMENT OR THE DATABASE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EITHER JOINTLY OR SEVERALLY, SHALL NOT EXCEED FIFTY DOLLARS ($50). THIS SECTION REFLECTS AN ALLOCATION OF RISK BETWEEN THE PARTIES, IS NOT A PENALTY, AND SHALL BE EXCLUSIVE. THIS SECTION SHALL APPLY DESPITE ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED WARRANTY OR REMEDY.
5.0 Indemnification Customer agrees to indemnify, defend and hold WebMD harmless from and against any and all liabilities, costs, damages and expenses (including legal fees and expenses) associated with any claim or action brought against WebMD or its suppliers that arises from or relates to: (1) any claims relating to the usage of the Database, or any portion thereof, by Customer or any breach of any representation, warranty, covenant or term or condition of this Agreement by Customer; (2) any failure of Customer to comply with any applicable law, regulation or administrative rule; (3) the wrongful acts (including misrepresentations) or omissions of Customer; and (4) any claim that any materials not provided by WebMD, violate the rights of any party, including but not limited to intellectual property rights, rights of privacy or publicity, or that any such materials are defamatory or are illegal.
6.0 Term
6.1 The Agreement shall commence on the Effective Date and continue therefrom for an initial term (the “Initial Term”) of one (1) year and shall renew automatically for successive one (1) year periods (each, a “Renewal Term”) unless: (i) at least thirty (30) days before termination of the Initial Term or the then-current Renewal Term, as applicable, either Party notifies the other in writing of its decision not to renew this Agreement (in which event the Agreement shall terminate as of the expiration of the Initial Term or the then-current Renewal Term, as applicable), or (ii) this Agreement is otherwise terminated in accordance with its terms. (Collectively, the Initial Term and the Renewal Terms shall constitute the “Term”.)
6.2 Either party may terminate this Agreement upon written notice if the other party materially breaches this Agreement and fails to cure such breach within thirty (30) days following receipt of written notice specifying the breach in reasonable detail. In the event of termination of this Agreement by Customer due to an uncured breach by WebMD, WebMD shall provide to Customer a pro-rated refund of the fees paid based upon the number of days remaining in the then-current term within thirty (30) days of the termination date. Upon termination of this Agreement for any reason, Customer shall: (i) cease all use of the information or the Database; and (ii) destroy or return to WebMD all copies of the Database and all parts thereof and any other confidential information or proprietary materials of WebMD in its possession.
7.0 Publicity. Neither party shall use the other party’s name in publicity or advertising involving this Agreement or the Database or otherwise without such party’s prior written consent. Customer will not refer to physicians as “WebMD Users” (or otherwise make reference to WebMD) in any communications with physicians, except with WebMD’s prior written consent.

8.0 General Any notice by a Party under this Agreement shall be in writing and either personally delivered, delivered by facsimile or sent via reputable overnight courier (such as Federal Express) or certified mail, postage prepaid and return receipt requested, addressed to the other Party at the address specified in the preamble or such other address of which either Party may from time to time notify the other in accordance with this Section 9. All notices shall be in English and shall be deemed effective upon receipt. If WebMD is unable to perform its obligations under this Agreement due to circumstances beyond its reasonable control, including, but not limited to, acts of God, earthquakes, hacker attacks, actions or decrees of governmental bodies, changes in applicable laws, or communication or power failures, such obligations will be suspended so long as those circumstances persist. This Agreement shall be interpreted, governed and construed by the Laws of the State of New York without regard to the actual state or country of incorporation or residence of the Customer. WebMD is acting in performance of this Agreement as an independent contractor to Customer. Amendments to this Agreement must be made in writing and signed by both Parties unless otherwise specified in the Agreement provided that This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and any prior representations, statements, and agreements relating thereto are superseded by the terms of this Agreement. Customer shall not assign this Agreement, in whole or in part, to any entity without WebMD’s consent. Any attempt to assign this Agreement, in whole or part, in contravention of this Section, shall be void. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their successors and permitted assigns. Neither Party shall have the right to withhold amounts due under the provisions of any other agreement against moneys owed under this Agreement.
IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement as of the date first written below.

EMDEON CORPORATION

By:

Name:

Title:

Date:

WEBMD, INC.

By:

Name:

Title:

Date:

SCHEDULE A
1 Year License with 3 Quarterly Updates*
     TLBB Physician Masterfile: $250,000
The Little Blue Book Physician MasterFile contains a directory of practicing physicians and their medical office information. The data updated by the TLBB in-house staff.

Data Elements included
Physician Information Name, address, city, state, zip, Phone number
Associated addresses
Affiliations with Hospitals
Affiliations with HMOs
Physician ID*
Practice-ID*
Practice Name
Practice Address
Physician and Practice ID are used for identification and cross reference purposes.